                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                      -------------------------------------
                                   FORM 8-K/A
                      -------------------------------------
                                AMENDMENT NO. 2

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)              September 1, 1998
                                                              -------------


                                LEAR CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                                 1-11311               13-3386776
-------------------------------------  -------------------------------  ----------------------
(State or other jurisdiction of                   (Commission           (I.R.S. Employer
incorporation or organization)                    File Number)          Identification No.)


        21557 Telegraph Road
        Southfield, Michigan                                               48086-5008
----------------------------------------------------------------------  ---------------------
(Address of principal executive offices)                                    (zip code)

                                 (248) 447-1500
            ---------------------------------------------------------
                          (Telephone number, including
                        area code, of agent for service)


                                    No Change
            --------------------------------------------------------
                         (Former name or former address,
                          if changes since last report)

ITEM 5. OTHER EVENTS.

         This 8-K/A is an amendment to the 8-K dated September 1, 1998 related to the acquisition of the Delphi Automotive Systems' seating ("Delphi Seating") business. The purpose of this amendment is to file the historical financial statements of the business being acquired and the pro-forma statements related to this transaction.
         On September 1, 1998, Lear Corporation along with various wholly owned subsidiaries of Lear Corporation (collectively the "Company"), acquired Delphi Seating from General Motors Corporation. Delphi Seating consists of 16 locations located in 10 countries and over 6,000 employees and supplies seating systems and seating components to General Motors' locations in North America, Europe and South Africa. The purchase was a combined asset and stock purchase.
         The purchase price for Delphi Seating was approximately $250 million and was determined based upon estimates of future earnings and evaluations of the net worth of the assets acquired. General Motors Corporation is a significant customer of Lear Corporation and accounted for approximately 27% of the Company's sales in 1997. The funds for the purchase were obtained through borrowings under the Company's $2.1 billion senior revolving credit facility with a syndicate of banks.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

    A.       Historical Financial Statements
    1)       Three Year Audited Financial Statements

[DELOITTE & TOUCHE LOGO]                          [DELOITTE & TOUCHE LETTERHEAD]




INDEPENDENT AUDITORS' REPORT


Delphi Automotive Systems:

We have audited the accompanying statements of net assets to be sold of the seating business, including certain subsidiaries, (the "Business") of the Delphi Interior & Lighting Systems Division ("Delphi") of General Motors Corporation ("General Motors"), as of December 31, 1997 and 1996, and the related statements of sales less costs and expenses and of cash flows for each of the three years in the period ended December 31, 1997, pursuant to the Master Sale and Purchase Agreement between General Motors and Lear Corporation (the "Buyer") dated August 31, 1998 (the "Agreement"). These financial statements are the responsibility of Delphi management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the Agreement as discussed in Note 1, and are not intended to be a complete presentation of the financial position, results of operations and cash flows of the Business.

In our opinion, such financial statements present fairly, in all material respects, the net assets to be sold, including certain subsidiaries, of the Business as of December 31, 1997 and 1996, pursuant to the Master Sale and Purchase Agreement referred to in Note 1, and their related sales less costs and expenses and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP
-------------------------------
August 21, 1998

SEATING BUSINESS OF
DELPHI AUTOMOTIVE SYSTEMS

STATEMENTS OF NET ASSETS TO BE SOLD
AS OF DECEMBER 31, 1997 AND 1996
(THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------



                                                                                 1997           1996
ASSETS:
  Current assets:
    Cash and cash equivalents                                                  $  9,058      $ 10,191
    Marketable securities                                                         1,084         1,982
    Accounts and notes receivable (Note 3)                                       23,623        23,238
    Inventories (net of LIFO allowance of $18.6 million and $13.8 million
      in 1997 and 1996, respectively) (Note 4)                                   41,773        34,474
    Other                                                                           211         1,157
                                                                               --------      --------
           Total current assets                                                  75,749        71,042

  Property, plant and equipment (net of accumulated depreciation of $60.9 million and $58.9 million in 1997 and 1996, respectively, and
    impairment amount of $53.0 million in 1997) (Note 5)                                       53,099
  Deferred taxes                                                                  1,314           400
  Other                                                                           3,627         3,209
                                                                               --------      --------

           Total assets                                                          80,690       127,750
                                                                               --------      --------

LIABILITIES:
  Current liabilities:
    Accounts and notes payable (including $17,230 and $13,350 with
      affiliated entities in 1997 and 1996, respectively)                        38,910        34,622
    Accrued liabilities                                                             727         2,109
    Income taxes payable                                                          2,482         4,277
                                                                               --------      --------
           Total current liabilities                                             42,119        41,008
  Minority interest                                                               1,269         3,430
  Retirement obligations                                                          1,529           996
  Deferred taxes                                                                  1,954         1,492
  Other                                                                             886         1,522
                                                                               --------      --------
           Total liabilities                                                     47,757        48,448

COMMITMENTS AND CONTINGENCIES (Note 12)

NET ASSETS TO BE SOLD                                                          $ 32,933      $ 79,302
                                                                               ========      ========

See notes to financial statements.

SEATING BUSINESS OF
DELPHI AUTOMOTIVE SYSTEMS

STATEMENTS OF SALES LESS COSTS AND EXPENSES
FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1997
(THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------



                                                                     YEAR ENDED DECEMBER 31
                                                     ------------------------------------------------------
                                                           1997                1996                 1995

NET SALES:
  General Motors Corporation                          $ 1,097,305          $ 1,335,940          $ 1,727,573
  Other customers                                         307,625              113,544               74,654
                                                      -----------          -----------          -----------
         Total net sales                                1,404,930            1,449,484            1,802,227

COST OF SALES (Including an impairment charge
  of $75.8 million in 1997) (Note 2)                    1,502,607            1,375,623            1,626,906
                                                      -----------          -----------          -----------

GROSS PROFIT (LOSS)                                       (97,677)              73,861              175,321

OPERATING EXPENSES:
  Engineering                                              76,027               72,515               71,270
  Sales and marketing                                       6,384                3,510                6,931
  General and administrative                               37,870               40,040               46,699
  Corporate allocations (Note 1)                           10,182                8,722                6,480
  Loss on sale or plant closure (Note 10)                  79,789               78,800                   --
                                                      -----------          -----------          -----------

         Total operating expenses                         210,252              203,587              131,380
                                                      -----------          -----------          -----------

OPERATING INCOME (LOSS)                                  (307,929)            (129,726)              43,941

OTHER EXPENSE (INCOME) (Note 6)                             4,379               (1,474)              (5,292)
                                                      -----------          -----------          -----------

SALES LESS COSTS AND EXPENSES
  BEFORE INCOME TAX                                      (312,308)            (128,252)              49,233

INCOME TAX PROVISION (Note 7)                               1,155                  704               21,631
                                                      -----------          -----------          -----------

SALES LESS COSTS AND EXPENSES                         $  (313,463)         $  (128,956)         $    27,602
                                                      ===========          ===========          ===========

See notes to financial statements.

SEATING BUSINESS OF
DELPHI AUTOMOTIVE SYSTEMS

STATEMENTS OF CASH FLOWS
FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1997
(THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

                                                                             YEAR ENDED DECEMBER 31
                                                              ------------------------------------------------------
                                                                    1997              1996              1995

CASH FLOWS FROM OPERATING ACTIVITIES:
  Sales less costs and expenses                                   $(313,463)       $(128,956)       $  27,602
  Adjustments to reflect cash provided by
    (used in) operating activities:
    Depreciation and amortization                                     6,070            4,992            3,358
    Impairment charge                                                75,788               --               --
    Loss on sale or plant closure                                    79,789           78,800               --
    Changes in assets and liabilities:
      Accounts and notes receivable                                  49,689           19,853           12,320
      Inventories                                                   (10,506)            (518)          15,322
      Accounts payable and accrued liabilities                       11,835           (4,161)          22,986
      Other                                                           5,717            7,191           (8,647)
                                                                  ---------        ---------        ---------
         Net cash provided by (used in) operating
           activities                                               (95,081)         (22,799)          72,941

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                               (8,487)          (8,398)         (15,569)
  Proceeds from sale of business                                         --           28,800               --
                                                                  ---------        ---------        ---------
         Net cash provided by (used in) investing
           activities                                                (8,487)          20,402          (15,569)

CASH FLOWS FROM FINANCING ACTIVITIES -
  Net cash (to) from General Motors Corporation                     103,631            8,688          (57,556)

EFFECT OF EXCHANGE RATE CHANGES ON
  CASH                                                               (1,196)            (976)            (501)
                                                                  ---------        ---------        ---------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                        (1,133)           5,315             (685)

CASH AND CASH EQUIVALENTS AT THE
  BEGINNING OF THE YEAR                                              10,191            4,876            5,561
                                                                  ---------        ---------        ---------
CASH AND CASH EQUIVALENTS AT THE END
  OF THE YEAR                                                     $   9,058        $  10,191        $   4,876
                                                                  =========        =========        =========
ADDITIONAL CASH FLOW INFORMATION -
  Cash paid during the year:
    Income taxes                                                  $   6,006        $   7,756        $   5,041
                                                                  =========        =========        =========

    Interest                                                      $   1,713        $   1,582        $   2,194
                                                                  =========        =========        =========


See notes to financial statements.

SEATING BUSINESS OF
DELPHI AUTOMOTIVE SYSTEMS

NOTES TO FINANCIAL STATEMENTS
FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------


  1.  BASIS OF PRESENTATION

      The accompanying financial statements have been prepared for the purpose of presenting the net assets to be sold of the seating business (the "Business") of the Delphi Interior & Lighting Systems Division ("Delphi") of General Motors Corporation ("General Motors"), as of December 31, 1997 and 1996, and its sales less costs and expenses and cash flows from General Motors Corporation for each of the three years in the period ended December 31, 1997. The net assets to be sold were determined pursuant to the Master Sale and Purchase Agreement between General Motors and Lear Corporation (the "Buyer") dated August 31, 1998 (the "Agreement"), including certain domestic and international assets, and the shares of certain international subsidiaries of the Business. The Business is engaged in the design, manufacture and sale of vehicle seating and seating components for the North American and European automotive industries. The Business operates manufacturing facilities in North America in Auburn Hills and Grand Rapids, Michigan, and Juarez, Rio Bravo and Fuentes, Mexico. In addition, the Business has European facilities in Epila and Logrono, Spain; Nuneaton, England; Desio, Italy; Warsaw and Gliwice, Poland; Lebach, Germany; and Ponte de Sor, Portugal. The Business also includes majority-owned joint venture interests for operations in Turkey and South Africa which are consolidated. During the period of the financial statements, the Business included certain other operations, principally a seating component facility in Trenton, New Jersey, for which closure was announced in April 1997. During 1996 and 1995, the Business included certain seating operations in Flint, Michigan and Windsor, Ontario, Canada, which were sold to another buyer in December 1996.

      The statements of net assets to be sold present the net assets to be sold of the Business pursuant to the Agreement, while the statements of sales less costs and expenses and of cash flows present the historical operating performance of the Business. During all of the periods presented in the accompanying financial statements, the Business operated as an integral part of Delphi Automotive Systems and General Motors' overall operations. The financial statements include allocated costs and expenses and intercompany transactions which are not necessarily indicative of the costs and expenses or transaction terms that would have occurred, had the Business operated on a stand-alone basis. However, all of the allocations and estimates reflected in the financial statements are based on assumptions which management believes are reasonable. Corporate allocations were based on various factors which estimate usage of particular corporate functions, and in certain instances other relevant factors are used, such as the revenues or headcount of the Business. It is not considered practicable to estimate the amount of such costs had the Business operated on a stand-alone basis.

      The following summarizes the primary elements of the Agreement which have impacted the presentation of the accompanying financial statements:

      CASH AND CASH EQUIVALENTS AND ACCOUNTS AND NOTES RECEIVABLES are presented in the financial statements for those entities for which the common equity shares are being sold. Cash and cash equivalents are defined as short-term, highly liquid investments with original maturities of 90 days or less. For all other entities, cash and accounts receivable are excluded from the financial statements because such assets were retained by Delphi.

      PROPERTY, PLANT AND EQUIPMENT, NET excludes certain facilities and other assets of the Business which will be retained by Delphi, principally the manufacturing site in Trenton, New Jersey, and certain other domestic and international facilities. Except for subsidiaries subject to share sales, tooling costs on customer-owned tools are excluded from the statements of net assets to be sold because these are not subject to the transaction.

      EMPLOYEE BENEFIT OBLIGATIONS - Certain employee benefit obligations, such as outstanding and unreported medical claims, workers' compensation claims, postemployment benefits for hourly and salaried employees, defined benefit pension and postretirement benefit obligations, were not assumed by the Buyer, but were retained by General Motors, and are therefore excluded from the statements of net assets to be sold. Employee benefit obligations are reflected in such statements for subsidiaries whose shares were subject to sale under the Agreement.

      OTHER LIABILITIES - Product liability claims, legal claims and assessments, both asserted and unasserted, and environmental obligations, except those related to the subsidiaries whose shares were subject to sale, were excluded from the statements of net assets to be sold because such obligations were retained by General Motors.

  2.  SIGNIFICANT ACCOUNTING POLICIES

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts that differ from those estimates.

      INVENTORIES are stated at the lower of actual cost or market, as determined substantially by the last-in, first-out (LIFO) method. The Business inventory cost data is combined with similar data from other General Motors divisions for purposes of applying the LIFO method of accounting. The Business has been allocated a pro rata portion of General Motors' LIFO reserve based on the relative inventory levels of the Business before application of such reserve. If the first-in, first-out method (FIFO) method had been used, the inventory balance would have been $18.6 million and $13.8 million higher at December 31, 1997 and 1996, respectively. In addition, the effect of the LIFO method of accounting was to increase (decrease) sales less costs and expenses by $(4.8) million, $6.0 million and $3.0 million in 1997, 1996 and 1995, respectively.

      TOOLING COSTS on customer-owned tooling projects are generally recorded based on costs accumulated under such projects. Upon project completion, gains or losses on such projects are generally deferred and amortized over a three-year period, which reflects the minimum term of related production contracts to which the tooling projects relate. Except for subsidiaries subject to share sales, all costs accumulated on customer-owned tooling projects and deferred gains and losses were retained by General Motors and consequently are excluded from the statements of net assets to be sold.

      DEPRECIATION AND AMORTIZATION - Depreciation is provided based on estimated useful lives of groups of property generally using accelerated methods, which accumulate depreciation of approximately two-thirds of the depreciable cost during the first half of the assets' estimated useful lives.

      Leasehold improvements are amortized over the period of the lease or the life of the property, whichever is shorter, with the amortization applied directly to the asset account.

      The estimated useful lives used for property, plant and equipment are as follows, in years:

           Buildings                                                    40

           Machinery, equipment and tooling                             5-27

           Office and data processing equipment                         8-15

      Significant renewals and betterments are capitalized and replaced units are written off. Maintenance and repairs, as well as renewals of minor amounts, are charged to expense as incurred.

      IMPAIRMENT OF LONG-LIVED ASSETS - In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, management of the Business periodically evaluates the carrying value of long-lived assets to be held and used when events or circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

      Delphi initiated studies in 1997 concerning the long-term competitiveness of all facets of their business. These studies were performed in conjunction with the business planning cycle and were substantially completed in December 1997. This re-evaluation was performed using product specific cash flow information refined in connection with the separation of Delphi from General Motors North American Operations during 1997. As a result, the carrying values of certain long-lived assets were determined to be impaired as the separately identifiable, undiscounted future cash flows from such assets were less than their respective carrying values. The resulting impairment charge represented the amount by which the carrying value of such assets exceeded their estimated fair market value. A charge of approximately $75.8 million, consisting of $53.0 million related to assets included on the statement of net assets to be sold and $22.8 million of other amounts related to assets of the Business retained by General Motors, was recorded in cost of sales in the statement of sales less costs and expenses for the year ended December 31, 1997 to reflect the reduction in carrying value for these assets.

      FAIR VALUE OF FINANCIAL INSTRUMENTS - Financial instruments included in the statements of net assets to be sold have carrying values which approximate fair value.

      REVENUE RECOGNITION - Sales, net of estimated returns and allowances, and cost of sales are recorded upon shipment of product to customers and transfer of title under standard commercial terms.

      RESEARCH AND DEVELOPMENT - Expenditures for research and development are charged to costs and expenses as incurred and represent independent research and development activities of the Business. Research and development expenses recognized by the Business were $5.5 million, $5.4 million and $4.2 million during 1997, 1996 and 1995, respectively.

      INCOME TAXES - The Business is included in the General Motors' consolidated federal and state income tax returns and accounts for income taxes based on the provisions of SFAS No. 109, Accounting for Income Taxes. A tax benefit has been allocated to the Business by General Motors related to its operating losses only when such benefits would be recognizable on a separate return basis, through carryback against previous taxable income of the Business. Where applicable, a tax provision on income earned in foreign jurisdictions is recognized; also, a deferred tax provision is recognized on differences between the book and tax bases of assets and liabilities based on applicable statutory rates. Deferred tax assets or liabilities have been reflected in the accompanying statements of net assets to be sold only in connection with operations of the Business subject to a sale of shares, in those instances where the tax bases of assets and liabilities transferred differ from their related historical carrying value.

      DERIVATIVE FINANCIAL INSTRUMENTS - General Motors is party to a variety of foreign exchange, interest rate and commodity forward contracts and options entered into in connection with the management of its exposure to fluctuations in foreign exchange rates, including certain exposures affecting the Business. These derivatives are entered into and managed on behalf of the Business by General Motors; although the settlement of derivative instrument positions is accomplished by General Motors, the related gains or losses from such positions are allocated to the Business, to the extent they hedge underlying commitments of the Business.

      Foreign exchange forward and option contracts are accounted for as hedges to the extent they are designated, and are effective as, hedges of firm foreign currency commitments. Other such foreign exchange contracts and options are marked to market on a current basis.

      On behalf of the Business, General Motors may also enter into commodity forward and option contracts. Since General Motors has the discretion to settle these transactions either in cash or by taking physical delivery, these contracts are not considered financial instruments for accounting purposes. Commodity forward contracts and options are accounted for as hedges to the extent they are designated, and are effective as, hedges of firm or anticipated commodity purchase contracts. Other commodity forward contracts and options are marked to market on a current basis.

      Gains (losses) on derivative financial instruments are not considered material. The statements of net assets to be sold do not include any unrecognized gains or losses, because any derivative financial instruments allocable to the Business will be retained by General Motors.

      LABOR FORCE - The Business has a concentration of labor supply related to substantially all of its hourly workforce working under union collective bargaining agreements that will expire in 1999. Certain customers and suppliers of the Business also have represented work forces. Work stoppages by employees of the Business or by employees of customers or suppliers of the Business could disrupt the production of or demand for automotive components.

  3.  ACCOUNTS AND NOTES RECEIVABLE

      Accounts and notes receivable is summarized at December 31 as follows (in thousands):


                                                                                                 1997           1996

           Trade (including $19,304 and $18,208 with affiliated entities in
             1997 and 1996, respectively)                                                      $ 22,477       $ 22,998
           Other                                                                                  1,146            240
                                                                                               --------       --------

           Accounts and notes receivable                                                       $ 23,623       $ 23,238
                                                                                               ========       ========


  4.  INVENTORIES

      Major classes of inventories are summarized at December 31 as follows (in thousands):

                                                                                               1997           1996

           Productive material, work-in-process and supplies                                  $ 47,946       $ 38,663
           Finished goods                                                                       12,391          9,576
                                                                                              --------       --------
                    Inventories, gross                                                          60,337         48,239
           Less allowances to adjust the carrying value of certain
             inventories to LIFO                                                                18,564         13,765
                                                                                              --------       --------

           Inventories, net                                                                   $ 41,773       $ 34,474
                                                                                              ========       ========



  5.  PROPERTY, PLANT AND EQUIPMENT

      Property is summarized at December 31 as follows (in thousands):


                                                                                                    1997            1996

           Land and leasehold improvements                                                        $  3,664        $  3,636
           Buildings                                                                                28,560          30,675
           Machinery, equipment and tooling                                                         77,137          73,811
           Office and data processing equipment                                                      1,412           1,753
           Construction-in-progress                                                                  3,144           2,158
                                                                                                  --------        --------
                      Total                                                                        113,917         112,033
           Less accumulated depreciation                                                            60,874          58,934
           Less impairment reserve                                                                  53,043              --
                                                                                                  --------        --------

           Property, plant and equipment, net                                                       None          $ 53,099
                                                                                                  ========        ========

  6.  OTHER (INCOME) EXPENSE

      Other (income) expense is summarized at December 31 as follows (in thousands):



                                                                                       1997           1996          1995

           Foreign transaction loss (gain)                                            $ 5,148        $ 1,833      $ (7,148)
           Minority interest share of income (loss)                                    (1,668)           121         2,475
           Interest expense                                                               949            721           879
           Claims, commissions and grants                                              (2,245)        (1,685)         (595)
           Other, net                                                                   2,195         (2,464)         (903)
                                                                                     --------        -------      --------

           Total                                                                      $ 4,379        $(1,474)     $ (5,292)
                                                                                     ========        =======      ========



  7   INCOME TAX PROVISION

      The domestic and foreign income (loss) before income tax of the Business is summarized as follows for each of the years ended December 31 (in thousands):


                                                                 1997             1996          1995

           Domestic                                           $ (283,987)      $  (92,358)     $     40
           Foreign                                               (28,321)         (35,894)       49,193
                                                              ----------       ----------      --------

           Total                                              $ (312,308)      $ (128,252)     $ 49,233
                                                              ==========       ==========      ========


      The components of the income tax provision (benefit) for each of the years ended December 31 are as follows (in thousands):


                                                                   1997          1996          1995

           United States - Federal                                  None        $ (5,346)    $     12
                                                                  -------       --------     --------
           Foreign:
             Current                                              $ 1,314          6,395       21,983
             Deferred                                                (159)          (345)        (364)
                                                                  -------       --------     --------
                    Total foreign                                   1,155          6,050       21,619
                                                                  -------       --------     --------

           Total                                                  $ 1,155       $   704      $ 21,631
                                                                  =======       ========     ========





      A reconciliation between the United States statutory rate and the effective rate applicable to the pre-tax operating results is as follows for the years ended December 31:


                                                                                               1997       1996       1995

           Federal statutory rate                                                               34%        34%        34%
           Domestic losses not subject to tax benefit                                          (30)       (20)        --
           Foreign losses not subject to tax benefit                                            (4)       (17)         4
           Foreign rates different from U.S. statutory rate                                     --          2          6
                                                                                               ---        ---        ---

           Effective tax rate                                                                    0%        (1)%       44%
                                                                                               ===        ===        ===

      A deferred tax liability related to the repatriation of earnings of foreign subsidiaries has not been established as such earnings are considered permanently reinvested; however, such amounts totaled $17.9 million and $21.0 million at December 31, 1997 and 1996, respectively.

  8.  PENSION COST

      Substantially all of the employees of the Business in the United States participate in the defined benefit plans of General Motors. Plans covering represented U.S. employees generally provide benefits of negotiated stated amounts for each year of service as well as significant supplemental benefits for employees who retire with 30 years of service before normal retirement age. The benefits provided by the plans covering U.S. salaried employees are generally based on years of service and the employee's salary history. The accumulated plan benefit obligation and plan net assets for employees of the Business are not determined separately; however, a total pension cost of approximately $11.9 million, $10.7 million and $13.4 million was allocated based on applicable headcount to the Business in 1997, 1996 and 1995, respectively. Certain of the Business's non-U.S. entities have pension plans established for the benefit of their employees, through government sponsored or administered programs. The total pension cost of these non-U.S. plans allocated to the Business was $1.0 million, $7.4 million and $8.0 million for 1997, 1996 and 1995, respectively. Pursuant to the terms of the Agreement, except for operations subject to a sale of shares, prior service pension obligations related to the Business will be retained by General Motors and, consequently, no obligation is included on the statements of net assets to be sold of the Business. The retirement obligations accrued for operations subject a sale of shares totaled $1.5 and $1.0 million, respectively, at December 31, 1997 and 1996.

      Substantially all of the U.S. employees of the Business were eligible to participate in 401(k) retirement plans sponsored by General Motors which allow employees to contribute up to a specified percentage of compensation into tax deferred accounts. Pension expense recognized by the Business relating to amounts contributed into these plans was $.4 million, $.2 million and $.2 million during 1997, 1996 and 1995, respectively.

  9.  POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

      Substantially all of the employees of the Business in the United States and Canada participate in various postretirement medical, dental, vision and life insurance plans of General Motors. The accumulated plan benefit obligation and plan net assets for the employees of the Business are not determined separately; however, a total non-pension postretirement cost of approximately $34.0 million, $42.1 million and $39.6 million was allocated based on headcount of the Business in 1997, 1996 and 1995, respectively.

      Pursuant to the terms of the Agreement, prior service postretirement obligations related to the Business for domestic employees will be retained by General Motors, and consequently, no related obligation is included on the statements of net assets to be sold of the Business.

      General Motors and the Business do not admit or otherwise acknowledge that such amounts or existing postretirement benefit plans of the Business (other than pensions) represents legally enforceable liabilities of General Motors and the Business.

  10. LOSS ON SALE AND PLANT CLOSURE

      The Business recognizes costs for the closing or sale of certain facilities in accordance with generally accepted accounting principles. Site-related write-downs and accruals are recognized when a definitive decision is made to sell or abandon a facility, and the net realizable value can be reasonably estimated. Postemployment benefits are recognized when a definitive decision is made by management and announced to employees, and when the applicable benefits are determined.

      In 1997, the Business decided to cease production in Trenton, New Jersey, and recognized an $79.8 million charge to provide for postemployment benefits and other site-related closure costs.

      In 1996, certain assets and operations of the Business were sold, along with certain other trim and hardware operations of Delphi. The total loss recognized on the sale was approximately $252.5 million, of which $78.8 million was allocable to the operations of the Business.

  11. SEGMENT INFORMATION

      The Business operates in one primary segment for vehicle seating systems and components. Export sales from domestic operations and intersegment transactions are not significant. Information concerning the operating results and identifiable assets of the principal geographic areas of the Business, in accordance with Statement of Financial Accounting Standards
      (SFAS) No. 14, Financial Reporting for Segments of a Business Enterprise, are set forth as follows (in thousands):



                                                                                    EUROPE
                                                                NORTH AMERICA      AND OTHER          TOTAL

           1997

           Net revenue                                         $ 1,132,743       $ 272,187       $ 1,404,930
           Net loss                                               (283,127)        (30,336)         (313,463)
           Net assets to be sold                                    30,064           2,869            32,933

           1996

           Net revenue                                           1,151,637         297,847         1,449,484
           Net loss                                               (121,330)         (7,626)         (128,956)
           Net assets to be sold                                    49,654          29,648            79,302

           1995

           Net revenue                                           1,574,910         227,317         1,802,227
           Net income                                               26,038           1,564            27,602


  12. COMMITMENTS AND CONTINGENCIES

      Rental expense of the Business totaled $3.6 million, $3.6 million and $2.8 million for the years ended December 31, 1997, 1996 and 1995, respectively. Commitments related to operating leases that will be assumed by the Buyer, as of December 31, 1997 were $17.3 million, which become due in the following periods ending December 31: 1998 - $2.6 million; 1999 - $2.9 million; 2000 - $2.7 million; 2001 - $2.7 million; 2002 - $2.7 million and thereafter - $3.7 million.

      Management believes that various lawsuits and claims pending or asserted with respect to the Business, to the extent not retained by General Motors, will be disposed of without having a material adverse effect on the statements of net assets to be sold, sales less costs and expenses or cash flows of the Business.

                                     ******

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
      A.  Historical Financial Statements
      2)  Interim Financial Statement



                           SEATING BUSINESS OF DELPHI
                          INTERIOR AND LIGHTING SYSTEMS
             (an operating component of General Motors Corporation)


                   CONSOLIDATED STATEMENT OF NET ASSETS SOLD
                              AS OF AUGUST 31, 1998
                      (Unaudited, in thousands of dollars)


                                                                                   AUGUST 31,
                                                                                     1998
                                                                                     ----
               ASSETS
                     CURRENT ASSETS
                           Cash and cash equivalents                              $   6,638
                           Accounts and notes receivable, net                        15,469
                           Inventories, net                                          34,810
                           Other current assets                                         666
                                                                                  ---------
                                                                                     57,583
                                                                                  ---------
                     OTHER LONG-TERM ASSETS                                           3,719
                                                                                  ---------
                                                                                  $  61,302
                                                                                  =========

               LIABILITIES AND EQUITY
                     CURRENT LIABILITIES
                           Accounts and notes payable                             $  23,422
                           Accrued liabilities                                        3,607
                           Income taxes payable                                       1,728
                                                                                  ---------
                                                                                     28,757
                                                                                  ---------
                     LONG-TERM LIABILITIES
                           Minority interests                                           259
                           Other long-term liabilities                                2,614
                                                                                  ---------
                                                                                      2,873
                                                                                  ---------
                     EQUITY
                           Net equity                                                29,672
                                                                                  ---------
                                                                                  $  61,302
                                                                                  =========

       The accompanying notes are an integral part of this statement.

                           SEATING BUSINESS OF DELPHI
                          INTERIOR AND LIGHTING SYSTEMS
             (an operating component of General Motors Corporation)


                      CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE EIGHT MONTHS ENDED AUGUST 31, 1998
                      (Unaudited, in thousands of dollars)


                                                                                             Eight Months Ended
                                                                                              AUGUST 31, 1998
                                                                                              ---------------
      Net sales                                                                                  $ 777,325
      Cost of sales                                                                                818,352
      Selling, general and administrative expenses                                                  97,616
                                                                                                 ---------

          Operating loss                                                                          (138,643)
                                                                                                 ---------
      Other income, net                                                                              6,168
                                                                                                 ---------

          Loss before provision for income taxes                                                  (132,475)
      Provision for income taxes                                                                    (1,432)
                                                                                                 ---------
          Net loss                                                                              $ (133,907)
                                                                                                ==========

         The accompanying notes are an integral part of this statement.

                           SEATING BUSINESS OF DELPHI
                          INTERIOR AND LIGHTING SYSTEMS
             (an operating component of General Motors Corporation)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      (Unaudited, in thousands of dollars)


                                                                                           EIGHT MONTHS ENDED
                                                                                            AUGUST 31, 1998
                                                                                            ---------------
     CASH FLOWS FROM OPERATING ACTIVITIES:
          Net loss                                                                            $ (133,907)
          Adjustments to net loss to reconcile to net cash used in
          operating activities:
                Changes in working capital                                                         1,300
                Other, net                                                                        (1,448)
                                                                                              ----------
                      Net cash used in operating activities                                     (134,055)
                                                                                              ----------

     CASH FLOWS FROM INVESTING ACTIVITIES, OTHER                                                   1,222
                                                                                              ----------

     CASH FLOWS FROM FINANCING ACTIVITIES:
          Net cash provided from General Motors Corporation                                      130,366
          Other, net                                                                              (1,317)
                                                                                              ----------
                      Net cash provided by financing activities                                  129,049
                                                                                              ----------
     Effect of foreign exchange translation                                                          280
                                                                                              ----------
     NET CHANGE IN CASH AND CASH EQUIVALENTS                                                      (3,504)
     CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                             10,142
                                                                                              ----------
     CASH AND CASH EQUIVALENTS AT END OF PERIOD                                               $    6,638
                                                                                              ==========

     CHANGES IN WORKING CAPITAL:
          Accounts receivable, net                                                                 8,154
          Inventories                                                                              6,963
          Accounts payable                                                                       (15,488)
          Accrued liabilities and other                                                            1,671
                                                                                              ----------
                                                                                              $    1,300
                                                                                              ==========
     SUPPLEMENTAL DISCLOSURE:
          Cash paid for interest                                                              $       --
          Cash paid for income taxes                                                          $    2,186

         The accompanying notes are an integral part of this statement.

                           SEATING BUSINESS OF DELPHI
                          INTERIOR AND LIGHTING SYSTEMS
             (an operating component of General Motors Corporation)

            NOTES TO THE CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS


(1)      BASIS OF PRESENTATION

         The accompanying unaudited financial statements have been prepared for the purpose of presenting the financial position of the seating business (the "Business") of Delphi Interior & Lighting Systems Division ("Delphi") of General Motors Corporation ("General Motors") as of August 31, 1998, and its results of operation and cash flows from General Motors Corporation for the eight months ended August 31, 1998. The net assets sold were determined pursuant to the Master Sale and Purchase Agreement between General Motors and Lear Corporation (the "Buyer") dated August 31, 1998 (the "Agreement"), including certain domestic and international assets, and the shares of certain international subsidiaries of the Business. The Business is engaged in the design, manufacture and sale of vehicle seating and seating components for the North American and European automotive industries. The Business operates manufacturing facilities in North America in Auburn Hills and Grand Rapids, Michigan, and Juarez, Rio Bravo and Fuentes, Mexico. In addition, the Business has European facilities in Epila and Logrono, Spain; Nuneaton, England; Desio, Italy; Warsaw and Gliwice, Poland; Lebach, Germany; and Ponte de Sor, Portugal. The Business also includes majority-owned joint venture interests for operations in Turkey and South Africa which are consolidated. During the period of the unaudited financial statements, the Business included certain other operations, principally a seating component facility in Trenton, New Jersey, for which closure was announced in April 1997.

         The consolidated statement of net assets sold presents the net assets sold of the Business pursuant to the Agreement, while the statements of operations and of cash flows present the historical operating performance of the Business. Through August 31, 1998, the Business operated as an integral part of Delphi Automotive Systems and General Motors' overall operations. The financial statements include allocated costs and expenses and intercompany transactions which are not necessarily indicative of the costs and expenses or transaction terms that would have occurred, had the Business operated on a stand-alone basis. However, all of the allocations and estimates reflected in the financial statements are based on assumptions which management believes are reasonable. Corporate allocations were based on various factors which estimate usage of particular corporate functions, and in certain instances other relevant factors are used, such as the revenues or headcount of the Business. It is not considered practicable to estimate the amount of such costs had the Business operated on a stand-alone basis.

         In the opinion of management, all adjustments, consisting of only normal recurring items which are necessary for a fair presentation have been included. The results for the interim period is not necessarily indicative of results which may be expected from any other interim period or for the full year and may not necessarily reflect the consolidated results of operations, financial position and cash flows of the Business in the future or what they would have been had the Business been a separate stand-alone entity during the period.


         The consolidated statements of operations and cash flows for the eight months ended August 31, 1997 have been excluded from the accompanying interim financial statements. The Business operated as a component of Delphi Automotive Systems and General Motors during such period, thus, separate interim financial statements are not available.

(2)      INVENTORIES

         Inventories are summarized as follows as of August 31, 1998 (in thousands):

         Productive inventory               $ 44,865
         Non-productive inventory              2,449
                                            --------
              Inventories, gross              47,314

         Less allowances to adjust
           the carrying value of certain
           inventories to LIFO               (12,504)
                                            --------
         Inventories, net                   $ 34,810
                                            ========


(3)      COMMITMENTS AND CONTINGENCIES

         Management believes that various lawsuits and claims pending or asserted with respect to the Business, to the extent not retained by General Motors, will be disposed of without having a material adverse effect on the statement of net assets sold, results of operations or cash flows of the Business.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

B. Pro-Forma Consolidated Financial Statements.

The following pro-forma unaudited condensed combined consolidated statements of operations of the Company for the nine months ended September 26, 1998 and for the year ended December 31, 1997 were prepared to illustrate the estimated effects of the acquisition of Delphi Seating by the Company and the incurrence of indebtedness under the Company's $2.1 billion senior revolving credit facility to finance such acquisition, as if the acquisition had occurred on January 1, 1997.

A pro-forma unaudited consolidated balance sheet of the Company is not required to be presented herein as the acquisition has already been reflected in the Company's historical September 26, 1998 unaudited consolidated balance sheet, which has been included in this 8-K/A.

The pro-forma statements do not purport to represent (i) the actual results of operations had the acquisition of Delphi Seating occurred on the date assumed or
(ii) the results expected in the future.

The pro-forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable. The pro-forma statements and accompanying notes should be read in conjunction with the historical financial statements of the Company and Delphi Seating, including the notes thereto.

                       LEAR CORPORATION AND SUBSIDIARIES
       PRO-FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Unaudited, in millions, except per share data)

                                                      Nine Months Ended September 26, 1998
                            ---------------------------------------------------------------------------------------------
                                                  Delphi
                                Lear           Seating (1)        Adjustments         Eliminations  (8)   Pro-Forma
                            --------------    ---------------    --------------      ---------------    -----------------
Net sales                   $     6,153.6     $        777.3     $           --      $       (108.3)     $        6,822.6
Cost of sales                     5,559.8              818.3              (58.8) (2)         (108.3)              6,211.0
SG&A expenses                       238.6               97.6              (56.1) (4)             --                 280.1
Amortization of goodwill             35.8                 --                3.2  (5)             --                  39.0
                            -------------     --------------    ---------------      --------------      ----------------
Operating income/(loss)             319.4             (138.6)             111.7                  --                 292.5
Interest expense                     79.2                 --                8.6  (6)             --                  87.8
Other (income)/expense, net          18.0               (6.1)                --                  --                  11.9
                            -------------     --------------    ---------------      --------------      ----------------
Income/(loss) before income
taxes                               222.2             (132.5)             103.1                  --                 192.8
Provision for income taxes           87.6                1.4              (13.1) (7)             --                  75.9
                            -------------     --------------    ---------------      --------------      ----------------
Net income/(loss)           $       134.6     $       (133.9)   $         116.2      $           --      $          116.9
                            =============     ==============    ===============      ==============      ================
Basic net income per share  $        2.01                                                                $           1.74
                            =============                                                                ================
Diluted net income per
share                       $        1.97                                                                $           1.71
                            =============                                                                ================

Weighted average shares
outstanding                 $        67.0                                                                $           67.0
                            =============                                                                ================

Weighted average diluted
shares outstanding          $        68.3                                                                $           68.3
                            =============                                                                ================










                                                          Year Ended December 31, 1997
                            -------------------------------------------------------------------------------------------
                                                  Delphi
                                Lear           Seating (1)        Adjustments       Eliminations  (8)    Pro-Forma
                            --------------    ---------------    --------------     -------------     -----------------
Net sales                   $     7,342.9    $       1,404.9     $          --      $     (336.7)     $        8,411.1
Cost of sales                     6,533.5            1,502.6            (147.6) (3)       (336.7)              7,551.8
SG&A expenses                       286.9              210.2            (112.2) (4)           --                 384.9
Amortization of goodwill             41.4                 --               4.9  (5)           --                  46.3
                            -------------     --------------     -------------      ------------      ----------------
Operating income/(loss)             481.1             (307.9)            254.9                --                 428.1
Interest expense                    101.0                 --              12.9  (6)           --                 113.5
Other expense, net                   28.8                4.4                --                --                  33.2
                            -------------    ---------------     -------------      ------------      ----------------
Income/(loss) before income
taxes and extraordinary item        351.3             (312.3)            242.0                --                 281.0
Provision for income
taxes                               143.1                1.2             (27.9) (7)           --                 116.4
                            -------------    ---------------     -------------      ------------      ----------------
Income/(loss) before
extraordinary item          $       208.2    $        (313.5)    $       269.9      $         --                 164.6
                            =============    ===============     =============      ============      ================
Basic net income per share
before extraordinary item   $        3.14                                                             $           2.48
                            =============                                                             ================
Diluted net income per
share before extraordinary
item                        $        3.05                                                             $           2.41
                            =============                                                             ================

Weighted average shares
outstanding                 $        66.3                                                             $           66.3
                            =============                                                             ================

Weighted average diluted
shares outstanding          $        68.2                                                             $           68.2
                            =============                                                             ================

(1) The Delphi Seating historical information represents the unaudited sales less costs and expenses for the eight months ended August 31, 1998 and the audited sales less costs and expenses for the year ended December 31, 1997. The sales less costs and expenses for the one month ended September 26, 1998 are included in the historical results of the Company.

(2) Represents the elimination of items with no continuing impact on the Company's results of operations due to differences in accounting policies of (i) the capitalization of fixed asset purchases which were expensed by Delphi Seating of $31.2 million; (ii) recognition of depreciation expense on fixed assets which Delphi Seating had previously written off of $8.9 million; and (iii) the elimination of favorable LIFO inventory adjustment of $6.1 million. Also represents the elimination of (i) operating losses at plants which were not included in the acquisition of $27.3 million and
     (ii) a charge related to the employee benefit obligations not assumed by the Company of $15.3 million.


(3) Represents the elimination of items with no continuing impact on the Company's results of operations of (i) a one-time asset impairment charge recorded by the seller of $75.8 million; (ii) operating losses at plants which were not included in the acquisition of $46.3 million; (iii) a charge related to the employee benefit obligations not assumed by the Company of $20.7 million; and (iv) a LIFO inventory adjustment which is inconsistent with the Company's accounting policy, which is to account for inventory on a FIFO basis, of $4.8 million.

(4) Represents the elimination of the following items with no continuing impact on the Company's results of operations:


                                                              Nine Months Ended         Year Ended
                                                              September 26, 1998      December 31, 1997

                                                              ------------------      -----------------
     One-time charge related to the closure of
        a plant not acquired by the Company                            $    -               $  80.0
     Elimination of certain allocated expenses                            56.1                 32.2
                                                                       -------              -------
                                                                       $  56.1              $ 112.2
                                                                       =======              =======


(5) The adjustment to goodwill amortization represents additional goodwill amortization resulting from the acquisition of Delphi Seating.

(6) The adjustment to interest expense represents estimated interest on borrowings under the Company's revolving credit facility to finance the Delphi Seating acquisition.

(7) Reflects the income tax effects of the operating and financing adjustments and an adjustment to reflect the appropriate provision for the consolidated operations.

(8) Reflects the elimination of net sales between Delphi Seating and the Company.

                       LEAR CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                            (Unaudited, in millions)

                                                                                         September 26,
                                                                                              1998
                                                                                              ----
           ASSETS

           CURRENT ASSETS:
           Cash and cash equivalents                                                      $     32.7
           Accounts receivable, net                                                          1,299.2
           Inventories                                                                         332.7
           Recoverable customer engineering and tooling                                        227.3
           Other                                                                               173.6
                                                                                          ----------
                                                                                             2,065.5
                                                                                          ----------
           LONG-TERM ASSETS:
           Property, plant and equipment, net                                                1,132.1
           Goodwill, net                                                                     2,002.0
           Other                                                                               279.7
                                                                                          ----------
                                                                                             3,413.8
                                                                                          ----------
                                                                                          $  5,479.3
                                                                                          ==========
           LIABILITIES AND STOCKHOLDERS' EQUITY

           CURRENT LIABILITIES:
           Short-term borrowings                                                          $     45.9
           Accounts payable, net                                                             1,473.7
           Accrued liabilities                                                                 767.2
           Current portion of long-term debt                                                    10.8
                                                                                          ----------
                                                                                             2,297.6
                                                                                          ----------

           LONG-TERM LIABILITIES:
           Deferred national income taxes                                                       71.1
           Long-term debt                                                                    1,466.3
           Other                                                                               334.7
                                                                                          ----------
                                                                                             1,872.1
                                                                                          ----------

           STOCKHOLDERS' EQUITY:
           Common stock                                                                          0.7
           Additional paid-in capital                                                          855.2
           Notes receivable from sale of common stock                                           (0.1)
           Less - Common stock held in treasury at cost                                        (18.3)
           Retained earnings                                                                   535.9
           Minimum pension liability adjustment                                                 (0.5)
           Cumulative translation adjustment                                                   (63.3)
                                                                                          ----------
                                                                                             1,309.6
                                                                                          ----------
                                                                                          $  5,479.3
                                                                                          ==========

                                LEAR CORPORATION

            NOTES TO THE CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS


(1) Purchase Price Allocation
         The Delphi Seating acquisition was accounted for as a purchase, and accordingly, the assets purchased and liabilities assumed in the acquisition have been reflected in the accompanying balance sheet of the Company as of September 26, 1998. The aggregate purchase price of the acquisition and related allocation, were as follows (in millions):


             Consideration paid to seller, net of $6.6 million cash acquired                              $    211.1
             Deferred purchase price                                                                            30.0
             Debt assumed                                                                                        0.5
             Estimated fees and expenses                                                                         2.0
                                                                                                          ----------
             Cost of acquisition                                                                         $     243.6
                                                                                                         ===========

             Property, plant and equipment                                                               $      70.2
             Net working capital                                                                                 7.4
             Other assets purchased and liabilities assumed, net                                               (28.0)
             Goodwill                                                                                          194.0
                                                                                                         -----------
                Total cost allocation                                                                    $     243.6
                                                                                                         ===========

The preliminary purchase price allocation is based on historical costs and management's estimates which may differ from the final allocation. Management is currently evaluating the business acquired and adjustments to the preliminary allocation may result upon finalization of this evaluation.

(2) Goodwill
        The amount of goodwill recorded as a result of the acquisition is being amortized on a straight - line basis over 40 years.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          LEAR CORPORATION

                                          /s/ Donald J. Stebbins
                                          -----------------------------------
                                          Donald J. Stebbins
                                          Senior Vice President and
                                          Chief Financial Officer

November 17, 1998

                               INDEX TO EXHIBITS

EXHIBIT NUMBER
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     23.1                    Consent of Deloitte & Touche LLP